UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 05, 2022

IDEAYA Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38915	47-4268251
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Shoreline Court
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 443-6209

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IDYA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2022, IDEAYA Biosciences, Inc. (the “Company”) announced the appointment of Catherine J. Mackey, Ph.D. as a member of its Board of Directors (the “Board”), effective April 5, 2022. Dr. Mackey will serve as a Class I director, with an initial term expiring at the Company’s 2023 annual meeting of stockholders. In connection with the appointment of Dr. Mackey to the Board, the Board approved an increase in the size of the Board from eight to nine members. The Company determined that Dr. Mackey qualifies as an “independent director” for purposes of the Nasdaq listing standards.

Dr. Mackey’s compensation for her services as a director will be consistent with that of the Company’s other non-employee directors, as described under “Director Compensation” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 19, 2021. Pursuant to the Company’s non-employee director compensation program, Dr. Mackey received an option to purchase 22,000 shares of the Company’s common stock with an exercise price per share equal to the closing price of the Company’s common stock on April 5, 2022, the date of appointment. The option will vest and become exercisable as to 1/36th of the shares subject to the option on each monthly anniversary of the date of appointment to the Board, subject to Dr. Mackey’s continued service to the Company through each applicable vesting date. The Company also entered into its standard form of indemnification agreement for directors and officers with Dr. Mackey, which was filed as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-231081) filed with the SEC on May 13, 2019.

There are no arrangements or understandings between Dr. Mackey and any other persons pursuant to which Dr. Mackey was appointed as a director, and there are no transactions in which Dr. Mackey has an interest requiring disclosure under Item 404(a) of Regulation S-K. Dr. Mackey has not been named to any committee of the Company’s Board of Directors at this time.

On April 6, 2022, the Company issued a press release announcing Dr. Mackey's appointment. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 6, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IDEAYA Biosciences, Inc.

Date:	April 6, 2022	By:	/s/ Yujiro S. Hata
Yujiro S. Hata President and Chief Executive Officer